Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Further to the Form 8-K dated December 19, 2013 which disclosed the entry into the Share Exchange Agreement dated December 15, 2013, as amended (the “Exchange Agreement”), among our company, Vapestick Holdings Limited, a company incorporated under the laws of England and Wales (“Vapestick”), and all of the shareholders of Vapestick, we completed the acquisition of all of the issued and outstanding ordinary shares of Vapestick on January 9, 2014 (the “Acquisition”).

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon Victory’s and Vapestick’s historical financial statements, after giving effect to Victory’s acquisition of Vapestick and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Victory on a pro forma basis.

The unaudited pro forma combined balance sheet as of December 31, 2013 reflects the acquisition of Vapestick as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 gives effect to the Acquisition as if it had been consummated on January 1, 2013 and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what Victory’s consolidated results of operations and financial position would have been had the Acquisition actually occurred as of the dates indicated, and they do not purport to project Victory’s future consolidated results of operations or financial position. The unaudited pro forma combined statement of operations does not reflect any adjustments for the effect of non-recurring items that Victory may realize as a result of the Acquisition. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of Vapestick to the presentation of Victory.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

Victory Electronic Cigarettes Corporation
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2013

					Pro Forma
			Pro Forma		Acquisition
	Historical		Acquisition		Related Financing		Combined
	Victory	Vapestick	Adjustments		Adjustments		Pro Forma

ASSETS

Current Assets:
Cash	$2,081,963	$187,084	$(5,746,965)	(a)	$9,422,500	(c)	$5,944,582
Accounts receivable, net of allowance	112,921	181,949	-		-		294,870
Inventory	340,636	107,866	-		-		448,502
Prepaid inventory	-	254,717	-		-		254,717
Prepaid and other current assets	42,704	5,252	-		-		47,956
Other current assets	6,750	-	-		-		6,750
Total current assets	$2,584,974	$736,868	$(5,746,965)		$9,422,500		$6,997,377

Goodwill	-	-	-		-		-
			43,939,642	(a)	-		43,939,642
Intangible assets			10,700,000	(a)	-		10,700,000
Deferred debt issue costs					802,500	(d)	802,500
Property and equipment, net	27,376	47,954	-		-		75,330
Total assets	$2,612,350	$784,822	$48,892,677		$10,225,000		$62,514,849

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$306,200	$300,002	$-		$-		$606,202
Revolving line of credit, net	-	357,026	-		-		357,026
Convertible promissory notes	650,000	-	-				650,000
Private placement funds received in advance	1,100,000	-	-		(1,100,000)	(c)	-
Due to related parties	448,166	-	-		-		448,166
Other liabilities	20,000	-	-		5,670,373	(f)	5,690,373
Current maturities of long-term debt	-	15,170	-		-		15,170
Total current liabilities	$2,524,366	$672,198	$-		$4,570,373		$7,766,937

Long Term Liabilities:
Warrant liability	$16,600,500	$-	$-		$9,574,364	(e)	$26,174,864
Note payable - related parties	-	-	-		-		-
Long-term debt, less current maturities	-	30,743	-		-		30,743
Total long-term liabilities	$16,600,500	$30,743	$-		$9,574,364		$26,205,607
Total liabilities	$19,124,866	$702,941	$-		$14,144,737		$33,972,544

Stockholders' equity (deficit)
Common stock	$53,394	$178	$6,596	(a)	$-		$59,990
			(178)	(b)
Other comprehensive income	-	5,911	(5,911)	(b)	-		-
Additional paid-in capital	4,727,138	-	48,967,962	(a)	-		53,695,100
	-	-	-		-		-
Retained earnings (accumulated deficit)	(21,293,048)	75,792	(75,792)	(b)	(3,919,737)	(g)	(25,212,785)
Total stockholders' equity (deficit)	$(16,512,516)	$81,881	$48,892,677		$(3,919,737)		$28,542,305
Total liabilities and stockholders' equity (deficit)	$2,612,350	$784,822	$48,892,677		$10,225,000		$62,514,849

(a)
Amounts represent the acquisition of Vapestick Holdings Limited, completed on January 9, 2014. The preliminary purchase price allocation for the acquisition has been calculated by applying a 25% marketability discount to the closing price of common stock issued on the date prior to the transaction. The allocation of the purchase price for the acquisition of Vapestick Holdings Limited is based on a preliminary valuation of identifiable intangibles, including the tradename and customer relationships, and is as follows:

Cash consideration	$5,746,965
Promissory notes issued to seller	-
Common stock	48,974,558
54,721,523
Less: net assets acquired	81,881
Less: Identifiable intangibles	10,700,000
Goodwill	$43,939,642

(b)	Amounts represent the closing of the historical equity accounts of the acquiree.

(c)
Amount represents our completion of the private placement of $11,325,000 of 15% Senior Secured Convertible Promissory Notes in January 2014. At issuance, due to the allocation of proceeds to the fair value of warrants and the fair value of the conversion feature, and based on preliminary estimates of fair value, the notes will be recorded as follows:

Proceeds	$11,325,000
Fair value of warrants	(9,574,364)
Fair value of conversion feature	(5,670,373)
Convertible promissory notes	-
Fair value amounts in excess of proceeds	$(3,919,737)

(d)	Amount represents deferred debt issue costs related to the notes described in (c) above.

(e)
In conjunction with the January 2014 15% Senior Secured Convertible Promissory Notes with a maturity date of January 2015, warrants to purchase 2,265,000 shares of common stock with an exercise price of $5.00 per share were issued.  The warrants contain a provision which could reduce the strike price based on certain future events and thus are considered to be a liability.  Amount represents the fair value of the warrants on the date of issuance based on a preliminary binomial model using the following assumptions:

Fair value of common shares	$7.99
Term (years)	5.00
Term-matched risk-free interest rate	1.65%
Term-matched stock volatility	40%
Exercise price	$5.00

These warrants will be recorded at their fair value at each reporting period.

(f)
Amount represents the estimated preliminary fair value of the conversion feature associated with the January 2014 15% Senior Secured Convertible Promissory Notes.  The embedded conversion feature contains a provision which could reduce the conversion price based on certain future events and thus is recorded at its fair value separate from the debt instrument.  The estimated fair value was based upon a  preliminary binomial model using the relevant assumptions consistent with those found in (e) above.

(g)	Amount represents fair value amounts in excess of proceeds related to the January 2014 15% Senior Secured Convertible Promissory Notes.

Victory Electronic Cigarettes Corporation
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2013

	December 31, 2013
			Pro Forma Acquisition Adjustments		Pro Forma Acquisition Related Financing Adjustments		Pro Forma Statements of Operations
	Historical
	Victory	Vapestick
Revenues
Sales	$3,102,729	$3,609,360	$-		$-		$6,712,089
Cost of goods sold	1,288,914	1,259,668	-		-		2,548,582
Gross Profit	1,813,815	2,349,692	-		-		4,163,507

Operating expenses

Advisory agreement warrants	16,600,500	-	-		-		16,600,500
Distribution, advertising and marketing	1,078,180	106,505	-		-		1,184,685
Selling, general and administrative	3,036,873	1,848,012	290,000	(a)	-		5,174,885
Total Operating Expenses	$20,715,553	$1,954,517	$290,000		$-		$22,960,070

Income (loss) from operations	$(18,901,738)	$395,175	$(290,000)		$-		$(18,796,563)

Interest Expense (Income)
Fair value adjustment related to notes	-	-	-		3,919,737	(c)	3,919,737
Interest expense (income)	1,804,710	17,727			2,501,250	(b)	4,323,687

Income (loss) before taxes	(20,706,448)	377,448	(290,000)		(6,420,987)		(27,039,987)

Income tax expense	-	78,078	(78,078)	(d)	-		-
Net income (loss)	$(20,706,448)	$299,370	$(211,922)		$(6,420,987)		$(27,039,987)

Comprehensive income (loss)
Foreign currency measurement	-	13,332	-		-		13,332
Total comprehensive income (loss)	$(20,706,448)	$312,702	$(211,922)		$(6,420,987)		$(27,026,655)

Net loss per common share:
Basic and diluted	$(0.48)						$(0.55)

Weighted average numer of shares outstanding
Basic and diluted	42,871,414		6,595,900				49,467,314

(a)	Amount represents amortization of customer relationships over a preliminary estimated useful life of 10 years.

(b)	Amount represents interest expense related to January 2014 15% Senior Secured Convertible Promissory Notes of $1,698,750 and amortization of debt issue costs of $802,500.

(c)	Represents expense recorded related to fair value amounts in excess of proceeds in conjunction with the January 2014 15% Senior Secured Convertible Promissory Notes.

(d)	Amount to reduce income tax expense based on the overall loss of the consolidated company.